Exhibit 10.1

THIRD AMENDMENT TO SETTLEMENT AGREEMENT

This THIRD AMENDMENT TO SETTLEMENT AGREEMENT ("Agreement") dated as of July 12, 2010 ("Effective Date") is entered into by and between CAMPBELL-SEVEY, INC., a Minnesota corporation, ("Campbell-Sevey"), on the one hand, and PACIFIC ETHANOL, INC., a Delaware corporation, ("PEI") on the other hand (collectively referred to herein as "Parties").

I. RECITALS

WHEREAS, the Parties entered into that certain Settlement Agreement dated as of August 6, 2009, as amended by that certain First Amendment to Settlement Agreement dated as of November 16, 2009, and by that certain Second Amendment to Settlement Agreement incorrectly dated as of March 26, 2009 but entered into on March 26, 2010 (the "Settlement Agreement").

WHEREAS, PEI was obligated to pay $1,545,734.28 to Campbell-Sevey on June 30, 2010, such sum being the balance of the Judgment due pursuant to the Settlement Agreement.

WHEREAS, the Parties desire to amend the Settlement Agreement on the terms set forth below.

II. TERMS

FOR AND IN CONSIDERATION of the foregoing premises and the mutual agreements hereinafter set forth, the Parties agree as follows:

1.           The remaining amount due under the Judgment of $1,545,734.28 shall be paid as follows:

(a)           On or before July 31, 2010, PEI shall remit to Campbell-Sevey $125,609.79, comprised of:

•	Simple interest on the unpaid balance of the Judgment from June 21, 2010 to July 31, 2010, in the amount of $20,609.79, calculated at one percent (1%) per month on a 30/360 day basis;

•	Payment against the principal amount of the Judgment by $100,000; and

•	Reimbursement of Campbell-Sevey's legal expenses to date (and before any default under this Agreement) in the amount of $5,000.

(b)           On or before August 31, 2010, PEI shall remit to Campbell-Sevey simple interest on the unpaid balance of the Judgment calculated at one percent (1%) per month on a 30/360 day basis.

(c)           On or before September 30, 2010 PEI shall remit to Campbell-Sevey (i) a payment against the principal amount of the Judgment in the amount of $100,000, and (ii) simple interest on the unpaid balance of the Judgment calculated at one percent (1%) per month on a 30/360 day basis.

(d)           On or before October 31, 2010 PEI shall remit to Campbell-Sevey (i) a payment against the principal amount of the Judgment in the amount of $200,000, and (ii) simple interest on the unpaid balance of the Judgment calculated at one percent (1%) per month on a 30/360 day basis.

(e)           On or before November 30, 2010 PEI shall remit to Campbell-Sevey (i) a payment against the principal amount of the Judgment in the amount of $200,000, and (ii) simple interest on the unpaid balance of the Judgment calculated at one percent (1%) per month on a 30/360 day basis.

(f)           On or before December 31, 2010 PEI shall remit to Campbell-Sevey (i) the balance of the principal amount of the Judgment, and (ii) simple interest on the unpaid balance of the Judgment calculated at one percent (1%) per month on a 30/360 day basis.

2.           All payments by PEI to Campbell-Sevey shall be by wire transfer or certified or cashier's check delivered to Campbell-Sevey on or before the due date.

3.           Campbell-Sevey shall not undertake any efforts to enforce or collect on the Judgment so long as PEI is in conformance with its obligations under paragraph 1 above.

4.           In the event PEI fail to make any payment under this Agreement as and when due (a "Default), Campbell-Sevey may without notice of any kind declare the entire unpaid Judgment with accrued interest to be immediately due and payable in full, and may proceed to exercise its rights under the Judgment. Also upon the occurrence of a Default, Campbell-Sevey shall be entitled to post default interest computed at 14% per annum.

5.           This Agreement shall be construed according to and governed by the laws of the State of Minnesota. PEI consents to the personal jurisdiction of the state and federal courts located in Colorado and Minnesota (as may be selected by Campbell-Sevey) in connection with any controversy related in any way to this Agreement and waives any argument that venue in either such forum is not convenient.

6.           The Settlement Agreement, as amended hereby, shall remain in full force and effect and shall bind the heirs, personal representatives, successors, assigns, executors and administrators of each party, and inure to the benefit of each party, its heirs, successors and assigns.

7.           This Third Amendment to Settlement Agreement may be executed in one or more counterparts, any of which need not contain the signatures of more than one party but all signed counterparts taken together will constitute one and the same agreement. A facsimile signature will be deemed as valid as an original signature.

IN WITNESS WHEREOF, the parties have duly authorized and caused this Agreement to be executed as follows:

Date: July 15, 2010		Date: July 12, 2010

CAMPBELL-SEVEY, INC.:		PACIFIC ETHANOL, INC.:

/s/ Brian Ron		/s/ Bryon McGregor
By:	Brian Ron	By:	Bryon McGregor
Its:	President	Its:	CFO